Exhibit 10.23

IHS MARKIT LTD.

AMENDMENT TO AMENDED AND RESTATED
MARKIT KEY EMPLOYEE INCENTIVE PROGRAM

Amendment dated as of October 17, 2016 (this “Amendment”) to the Amended and Restated Markit Key Employee Incentive Program (the “KEIP”).

W I T N E S S E T H

WHEREAS, Markit Ltd., the predecessor company to IHS Markit Ltd. (the “Company”), entered into an Agreement and Plan of Merger, dated as of March 20, 2016 (the “Merger Agreement”), with Marvel Merger Sub, Inc. and IHS Inc.; and

WHEREAS, following the consummation of the transactions that were contemplated by the Merger Agreement, the Company desires to amend certain terms and conditions related to equity awards granted pursuant to the KEIP.

NOW THEREFORE, the KEIP is hereby amended as follows:

1.	AMENDMENT

APPENDIX A of the KEIP is hereby amended to add a paragraph 5 as follows:

“5. Notwithstanding any other provision of the Plan or any Option (subject to any provisions applicable to a Participant under an Option or individual agreement that contain vesting terms that are more favorable to the Participant than those set forth in this paragraph 5), if a Participant’s Employment is terminated by the Company without Cause within 24 months after the Closing Date (as defined in the Agreement and Plan of Merger, dated as of March 20, 2016, among the Company, Marvel Merger Sub, Inc. and IHS Inc. (the “Merger Agreement”)), and such termination of Employment is a direct result of the consummation of the Merger (as defined in the Merger Agreement), as determined in the sole discretion of the Company, then all Options held by such Participant that were unvested as the Closing Date shall vest in full immediately on the date of such termination of Employment and any Options held by such Participant as of the Closing Date shall remain exercisable until the earlier of (i) 12 months following the date such termination of Employment or (ii) the expiration of the original Option Option Period of such Option.”

2.	EFFECTIVENESS OF AMENDMENT

This Amendment will become effective immediately. Except as amended by the terms of this Amendment, the KEIP will remain in full force and effect in accordance with its terms.